UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

BigCommerce Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11305 Four Points Drive

Building II, Suite 100

Austin, Texas 78726

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	BIGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01 Entry Into or Amendment of a Material Definitive Agreement.

On July 31, 2024, BigCommerce Holdings, Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with a holder of the Company’s existing 0.25% Convertible Senior Notes due 2026 (the “2026 Notes”), to exchange (the “Exchange”) approximately $161.2 principal amount of the 2026 Notes for $150.0 million in aggregate principal amount of the Company’s new 7.5% Convertible Senior Notes due 2028 (the “2028 Notes”) and approximately $0.1 million in cash, with such cash payment representing the accrued and unpaid interest on such 2026 Notes. The Exchange is expected to settle on or about August 7, 2024, subject to the satisfaction of customary closing conditions.

A copy of the Exchange Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Exchange and the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.02 Results of Operations and Financial Condition.

On August 1, 2024, the Company issued a press release reporting its financial results for the second quarter ended June 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On August 1, 2024, the Company issued a press release announcing that on July 31, 2024, it (i) entered into the Exchange, as described in Item 1.01 above and (ii) entered into separate, privately negotiated repurchase agreements with a limited number of holders of 2026 Notes to repurchase (the “Repurchase Transactions” and collectively with the Exchange, the “Transactions”) approximately $120.6 million aggregate principal amount of 2026 Notes for aggregate cash consideration of approximately $108.7 million, including accrued but unpaid interest on such 2026 Notes. The Repurchase Transactions are expected to settle on or about August 8, 2024, subject to the satisfaction of customary closing conditions. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Following the closings of the Transactions, approximately $63.1 million principal amount of the 2026 Notes will remain outstanding.

Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the 2028 Notes, the 2026 Notes, or shares of the Company’s common stock, if any, issuable upon conversion of the 2028 Notes.

The information furnished with this Item 8.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Exchange Agreement, dated as of July 31, 2024, between BigCommerce Holdings, Inc. and Lynrock Lake Master Fund LP.
99.1	Press Release dated August 1, 2024.
99.2	Press Release dated August 1, 2024.
104	Cover page interactive data file (embedded within the inline XBRL document).

# Confidential information has been omitted because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BigCommerce Holdings, Inc.

Date: August 1, 2024	By:	/s/ Hubert Ban
Hubert Ban
Senior Vice President (Principal Accounting Officer)